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EXHIBIT 16.1


Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549


RE:  TIME LENDING, CALIFORNIA, INC.
     File no. 33-0730042


We have read TIME LENDING, CALIFORNIA, INC. statements included under Item 4.01 of its Form 8-K dated on or about December 11, 2008, which is to be filed with the Securities and Exchange Commission, and we agree with such statements as they pertain to our Firm.


/s/ Jaspers + Hall, PC
----------------------------
Denver, Colorado

December 11, 2008